UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2007 (January 22, 2007)

CrossPoint Energy Company
(Exact name of registrant as specified in its charter)

Nevada	000-51699	98-0434381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Network Blvd., Suite 810, Frisco, TX 75034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (972) 818-1100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.   Changes in Registrant’s Certifying Accountant.

On January 22, 2007, the Board of Directors of CrossPoint Energy Company (the “Company”) approved the mutually agreed upon termination of Cacciamatta Accountancy Corporation (“Cacciamatta”) as the Company’s independent accountants and the appointment of HEIN & Associates LLP (“HEIN”) to serve as the Company’s independent accountants for the year ending September 30, 2007. The change is effective January 22, 2007.

Other than a going concern qualification, Cacciamatta’s reports on the Company’s financial statements for the year ended September 30, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended September 30, 2006 and through the date hereof, there were no disagreements with Cacciamatta on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Cacciamatta’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company’s financial statements for such years. Cacciamatta did not act as the Company’s independent accountants for the year ended September 30, 2005, as it was engaged after such period.

The Company provided Cacciamatta with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Cacciamatta’s letter, dated January 24, 2007, stating its agreement with such statements.

During the years ended September 30, 2006 and 2005 and through January 22, 2007, the Company did not consult HEIN with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or on any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B. HEIN was CrossPoint Energy, LLC’s, an entity we acquired by merger on November 27, 2006, independent accountants for its nine months ended September 30, 2006.

In addition, during the year ended September 30, 2006, there were no reportable events, as defined in Item 304(a)(1)(iv)(B) of Regulation S-B, except as described below:

As previously disclosed by the Company in its Annual Report on Form 10-KSB for the year ended September 30, 2006, Cacciamatta advised the Company that it did not maintain effective internal control over financial reporting. It was determined that the Company was not able to independently prepare its financial reports to the standards of Generally Accepted Accounting Principals (“GAAP”) and the rules and regulations of the Securities and Exchange Commission. As a result, the Company’s disclosure controls and procedures related to internal control over financial reporting were determined to be a material weakness in internal control.

As of September 30, 2006, the Company did not have an operating business, and was solely focused on completing the merger with CrossPoint LLC. The Company is committed to improving its financial organization. However, as of September 30, 2006, the Company did not possess the financial resources to address other than the most rudimentary of accounting and reporting requirements, and therefore relied significantly on outside advisors. The Company currently is taking additional steps to remediate the above referenced material weakness, and will continue to evaluate the effectiveness of its design on an ongoing basis, and will take further action as appropriate.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
16	Letter from Cacciamatta to the Securities and Exchange Commission dated January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossPoint Energy Company

Signature:	/s/ Daniel F. Collins
Name:	Daniel F. Collins
Title:	President

Dated: January 24, 2007